Exhibit 99.2

LETTER TO SHAREHOLDERS Q3 | 2022

Q3 2022 RESULTS REVENUE $821.7 M GROSS PROFIT $2.2M (0.3%) HOMES SOLD 2,280 HOMES ACQUIRED 1,847 Revenue increased 52% year over year Maintained average time from home acquisition to sale below our 100-day target Grew our listing service closings by 100% year over year 2 | Q3 2022

04 Welcome to Offerpad 05 Letter to Shareholders 06 Investment Highlights 07 Customer Feedback 08 Business Highlights 10 ESG Highlights 11 Financial Results Summary 14 Fourth-Quarter 2022 Outlook 15 Appendix

WELCOME TO OFFERPAD HOW ARE WE DIFFERENT? Providing a Real Estate 1 Solutions Center We are offering services to meet homeowners’ needs beyond just buying and selling. 2 Offering Customizable Options With multiple service offerings to choose from, homeowners can create customizable solutions to best meet their needs. Building Sustainable 3 Growth Our focus is on growing rapidly in a responsible and disciplined manner that balances our goal of increasing market share with achieving long- term sustainable profitability. Utilizing Industry 4 Expertise Our in-house real estate experts provide deep, local real estate expertise to ensure we are accounting for the unique market conditions in each location to optimize performance. Adding Value 5 Through Renovations Our renovations team can navigate both less traditional and larger renovation projects, expanding our customer base and adding value to each home. Applying Flexibility 6 We use real time market data and sentiment to anticipate and integrate changes in market conditions into our model. Our agility and flexibility mitigate external risk factors.

DEAR SHAREHOLDERS, Changes in the economy, consumer sentiment and the resulting impacts to the real estate market have been significant since our second quarter earnings report. In September, the Federal Reserve increased the federal funds rate by another 75 basis points resulting in the most aggressive series of Fed rate hikes since the 1980’s. Nevertheless, inflation has remained persistent. Given the macroeconomic backdrop, we expect volatility in the real estate market will likely extend beyond the duration of historical market transition periods. In addition, affordability for potential homeowners is a primary challenge. This challenge is more prominent in markets that saw significant home price appreciation. Other markets have displayed more stability. Offerpad is responding to buyers’ needs today by providing a full suite of solutions. For example, customers using Offerpad Home Loans can lock in their rate for up to 90 days. In addition, more customers are using our Flex listing offering with free show-ready services and home improvement advances available. Our Flex listing and buying service has increased from 7% of our transactions in the second quarter of 2020 to 29% of our transactions in the third quarter of 2022, highlighting the diversity of our business and the continued value we provide to customers. In October, we started testing a new custom renovations service called “My Way”. With My Way, homeowners can select paint, flooring, countertops and appliances from a list of options that match their own personal style. Updates will be completed before they move in, and the cost of upgrades can be rolled into the mortgage. This service aligns perfectly with our mission to provide customers a more convenient and streamlined homeownership experience. Innovation, flexibility and tech-enabled solutions set Offerpad apart. As the market slows, pain points from the traditional way of buying and selling a home will reinforce the value of having certainty and control. I believe iBuying and technology enabled solutions that simplify the home ownership experience are here to stay. The upside potential is tremendous and I believe Offerpad is well positioned to excel. Brian Bair | Chairman and CEO

INVESTMENT HIGHLIGHTS Large Addressable Market Offerpad operates in the residential real estate industry with a Total Addressable Market of $2.5T. Focused Business Model Offerpad is focused on responsible, long-term growth powered by our real estate expertise and advanced, proprietary algorithms that help optimize each transaction. Competitive Differentiation Offerpad’s Solutions Center provides a diversified suite of real estate services, customizable to meet each customer’s needs. Attractive Growth Profile Offerpad’s growth is fueled by geographic expansion, existing market penetration and the rollout of additional ancillary services that create value for our customers.

9 OUT OF 10 WOULD RECOMMEND TO A FRIEND* +71 NET PROMOTER “So streamlined” SCORE* Lauren in Austin 93% “I’ve sold to Offerpad twice” CUSTOMER SATISFACTION* Salvador in Las Vegas “I cannot imagine an easier process” Justin in Phoenix * Based on surveys from nearly 3,200 customers who sold their home to Offerpad through Q3 2022. 7 | Q3 2022

BUSINESS HIGHLIGHTS Improving Ancillary Services to Build Upon Full Suite of Solutions Recognizing the affordability challenges consumers are facing today, Offerpad Home Loans launched several new offerings. 90 Day Rate Lock – Customers can lock in their interest rate for 90 days. If rates go down, customers can take advantage of a one time “float down” option that allows us to reduce the lock. 2/1 Buy Down – Customers in select markets can reduce their first-year interest rate by 2% and their second-year rate by 1%. In addition, customers can still save up to $4,000 when bundling a home sale, home purchase or Offerpad Home Loan. Adding New Services that Meet the Needs of Customers Today In October, Offerpad began testing a new custom renovations service called “My Way” in the Phoenix market. With home buyers’ stretching to afford a new home, extra cash to update their home is often hard to find. Trying to renovate while living in the home adds even more stress. My Way – Homeowners can select paint, flooring, countertops and appliances from a list of options. Updates are completed before homeowners move in. The cost of upgrades can be rolled into the mortgage. 8 | Q3 2022

BUSINESS HIGHLIGHTS Buyer Focus: Renovations Ramp to Mitigate Risk During Market Transition Our ability to renovate homes efficiently, increasing their value and ensuring our homes have the look and feel consumers want is an important differentiator in a softening real estate market. Our renovation team has adjusted its strategy to help make our homes the most appealing so they will sell first when similar inventory is available. We are increasing the scope and adjusting the type of renovations we do on certain homes to reflect buyers’ strengthening leverage. This will help us manage our aged inventory over 180 days. As of September 30, 2022, aged inventory over 180 days was 5%, or 150 homes, nearly half of which were under contract. AVERAGE COST AVERAGE DAYS $22,000 26 Renovations completed in Number of days per project Q3 2022 in Q3 2022

ESG HIGHLIGHTS Our Commitment Offerpad is committed to acting responsibly and in accordance with the highest ethical standards. We believe our commitment to environmentally and socially responsible strategies provides benefits to all our stakeholders, including our customers, shareholders, team members and communities. Diversity, Equity, Inclusion and Belonging At Offerpad, we believe that each person’s uniqueness and individuality strengthen our collective whole. By seeking out diverse perspectives and valuing individual input, we create a sense of belonging that is invigorating. Our Diversity, Equity, Inclusion and Belonging Committee’s goal is to identify ways Offerpad can further foster a healthy, vibrant and welcoming environment for our team. Training and Talent Development From day one we invest in each of our team members. Our training falls into three categories: Onboarding, Enablement and Development. All new employees begin with Offerpad University onboarding training to understand who we are as a company, why we are here and how we can best reach our individual and company goals though a culture of community. Enablement training covers job functions and internal systems. This training helps employees perform their best in their current role. Development training covers both personal and professional growth. For example, we provide empathy and growth mindset training and a variety of leadership training courses. Both our live and on-demand training programs are dynamic and constantly evolving to address our team’s changing needs.

Q3 2022 FINANCIAL RESULTS SUMMARY Compared with Q3 2021 Revenue increased 52% to $821.7M Acquired 1,847 homes, a decrease of 33% Sold 2,280 homes, an increase of 36% Gross profit decreased from $53.1M to $2.2M1 Net loss increased from ($15.3)M to ($80.0)M1 Net loss includes a $2M non-cash credit in Q3 2022 and a $13.2 million non-cash charge in Q3 2021 to mark to market the Warrant Liability Adjusted EBITDA decreased from $6.1M to ($64.3)M1 Contribution profit (loss) after interest per home sold decreased from $22,700 to ($4,500) 1 Includes $27.5 million charge in Q3 2022 for inventory impairments 11 | Q3 2022

TOTAL REVENUE ($M) RETURNS PER HOME SOLD NET INCOME (LOSS), ADJ. NET INCOME (LOSS) & ADJ. EBITDA ($M) See page 22 for a reconciliation to the most directly comparable GAAP measure and additional information.

RAMPING ASSET LIGHT LISTING SERVICE Our Flex listing service continues to grow, thereby improving our product mix. This asset light offering has allowed us to continue serving customers through the broader market dislocation while reducing financial risk to the Company. Our differentiated approach to listing includes free show-ready services and home improvement advances. Customers benefit from our broad network of local real estate experts. Express # Homes Sold v. Flex Listing # Homes Sold Express Cash Offer v. Flex Listing Service Gross Margin Profile (YTD Gross Margin)

FOURTH QUARTER 2022 OUTLOOK HOMES SOLD 1,425 – 1,850 REVENUE $500M – $650M ADJUSTED EBITDA1 ($60)M – ($40)M 1 See Non-GAAP financial measures on page 19 for an explanation of why a reconciliation of this guidance cannot be provided.

APPENDIX Forward-Looking Statements Certain statements in this shareholder letter may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook for the fourth quarter 2022, expectations regarding growth and profitability and anticipated market conditions in the industry in which Offerpad operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; the impact of the COVID-19 pandemic; Offerpad’s ability to manage its growth effectively; Offerpad’s ability to accurately value and manage inventory, and to maintain an adequate and desirable supply of inventory; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; and the success of strategic relationships with third parties. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on March 7, 2022, and our other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this shareholder letter should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERPAD SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Three Months Ended Nine Months Ended September 30, September 30, (in thousands, except per share data) (Unaudited) 2022 2021 2022 2021 Revenue $821,732 $540,287 $3,275,100 $1,202,906 Cost of revenue 819,573 487,165 3,047,818 1,065,383 Gross profit 2,159 53,122 227,282 137,523 Operating expenses: Sales, marketing and operating 55,043 38,727 190,170 95,398 General and administrative 14,640 8,160 45,418 18,031 Technology and development 2,687 2,777 9,112 7,663 Total operating expenses 72,370 49,664 244,700 121,092 (Loss) income from operations (70,211) 3,458 (17,418) 16,431 Other income (expense): Change in fair value of warrant liabilities 1,961 (13,185) 20,162 (13,185) Interest expense (15,889) (5,495) (30,856) (9,670) Other income, net 643 — 671 248 Total other expense (13,285) (18,680) (10,023) (22,607) Loss before income taxes (83,496) (15,222) (27,441) (6,176) Income tax benefit (expense) 3,474 (81) (35) (170) Net loss $(80,022) $(15,303) $(27,476) $(6,346) Net loss per share, basic $ (0.32) $(0.13) $(0.11) $(0.08) Net loss per share, diluted $(0.32) $(0.13) $(0.11) $(0.08) Weighted average common shares outstanding, basic 247,148 115,985 244,397 78,191 Weighted average common shares outstanding, diluted 247,148 115,985 244,397 78,191

OFFERPAD SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS September 30, December 31, (in thousands, except par value per share) (Unaudited) 2022 2021 ASSETS Current assets: Cash and cash equivalents $ 196,838 $169,817 Restricted cash 26,830 24,616 Accounts receivable 9,121 6,165 Inventory 1,184,045 1,132,571 Prepaid expenses and other current assets 9,475 9,808 Total current assets 1,426,309 1,342,977 Property and equipment, net 5,299 5,146 Other non-current assets 5,992 4,959 TOTAL ASSETS $ 1,437,600 $1,353,082 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable $7,843 $6,399 Accrued and other current liabilities 34,959 35,027 Secured credit facilities and notes payable, net 1,034,354 861,762 Secured credit facilities and notes payablerelated party 111,465 164,434 Total current liabilities 1,188,621 1,067,622 Warrant liabilities 3,899 24,061 Other long-term liabilities 4,080 3,830 Total liabilities 1,196,600 1,095,513 Commitments and contingencies Stockholders’ equity: Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 232,378 and 224,154 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively 23 22 Class B common stock, $0.0001 par value; 20,000 shares authorized; 14,816 shares issued and outstanding as of September 30, 2022 and December 31, 2021 2 2 Additional paid in capital 400,507 389,601 Accumulated deficit (159,532) (132,056) Total stockholders’ equity 241,000 257,569 TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY $ 1,437,600 $1,353,082

OFFERPAD SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Nine Months Ended September 30, ($ in thousands) (Unaudited) 2022 2021 Cash flows from operating activities: Net loss $ (27,476) $(6,346) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation 764 433 Gain on sale of property and equipment (246) Amortization of debt financing costs 2,160 454 Impairment of inventory 49,734 1,342 Stock-based compensation 6,293 2,316 Change in fair value of warrant liabilities (20,162) 13,185 Changes in operating assets and liabilities: Accounts receivable (2,956) (7,717) Inventory (101,208) (721,979) Prepaid expenses and other assets (2,988) (7,174) Accounts payable 1,444 3,857 Accrued and other liabilities 2,471 17,063 Net cash used in operating activities (91,924) (704,812) Cash flows from investing activities: Purchases of property and equipment (917) (13,609) Proceeds from sales of property and equipment 2,032 Net cash used in investing activities (917) (11,577) Cash flows from financing activities: Borrowings from credit facilities and notes payable 2,889,790 1,702,702 Repayments of credit facilities and notes payable (2,771,861) (1,130,563) Payment of debt financing costs (466) (3,229) Proceeds from exercise of stock options 4,898 633 Payments for taxes related to stock-based awards (285) Proceeds from Business Combination 284,011 Issuance cost of common stock (51,249) Net cash provided by financing activities 122,076 802,305 Net change in cash, cash equivalents and restricted cash 29,235 85,916 Cash, cash equivalents and restricted cash, beginning of period 194,433 50,742 Cash, cash equivalents and restricted cash, end of period $ 223,668 $136,658 Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet: Cash and cash equivalents $ 196,838 $116,634 Restricted cash 26,830 20,024 Total cash, cash equivalents and restricted cash $ 223,668 $136,658 Supplemental disclosure of cash flow information: Cash payments for interest $36,536 $9,630 Supplemental disclosure of non-cash investing and financing activities: Transfer of property and equipment, net to inventory $ $10,065 Acquisition of warrant liabilities $ $26,525 Conversion of preferred stock to common stock $ $184,123 Conversion of treasury stock $ $10,650

Non-GAAP Financial Measures In addition to our results of operations above, we report certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing our operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income. We may calculate or present our non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures we report may not be comparable with those of companies in our industry or in other industries. We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this shareholder letter because we are unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of our control. Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins) To provide investors with additional information regarding our margins, we have included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. We believe that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across our markets. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. We believe these measures facilitate meaningful period over period comparisons and illustrate our ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period. Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit. 19 | Q3 2022

Adjusted Gross Profit / Margin We calculate Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net inventory impairment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net inventory impairment is calculated by adding back the inventory impairment charges recorded during the period on homes that remain in inventory at period end and subtracting the inventory impairment charges recorded in prior periods on homes sold in the current period. We define Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue. We view this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort. Contribution Profit / Margin We calculate Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income which is primarily comprised of interest income earned on our cash and cash equivalents and income earned from the sale of certain fixed assets. The composition of our holding costs is described in the footnotes to the reconciliation table below. We define Contribution Margin as Contribution Profit as a percentage of revenue. We view this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort. Contribution Profit / Margin After Interest We define Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under our senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Our senior and mezzanine secured credit facilities are secured by our homes in inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. We define Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue. We view this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing. 20 | Q3 2022

The following table presents a reconciliation of our Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to our gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,	
(in thousands, except percentages and homes sold, unaudited)	2022	2021	2022	2021
Gross profit (GAAP)	$ 2,159	$ 53,122	$ 227,282	$ 137,523
Gross margin	*0.3%*	*9.8%*	*6.9%*	*11.4%*
Homes sold	*2,280*	*1,673*	*8,770*	*3,950*
Gross profit per home sold	$ *0.9*	$ *31.8*	$ *25.9*	$ *34.8*
Adjustments:				
Inventory impairment - current period (1)	27,529	676	39,807	713
Inventory impairment - prior period (2)	(8,955)	(152)	(1,205)	(142)
Interest expense capitalized (3)	2,508	1,410	9,579	2,783
Adjusted gross profit	$ 23,241	$ 55,056	$ 275,462	$ 140,877
Adjusted gross margin	*2.8%*	*10.2%*	*8.4%*	*11.7%*
Adjustments:				
Direct selling costs (4)	(21,419)	(11,350)	(76,797)	(28,172)
Holding costs on sales - current period (5)(6)	(1,765)	(910)	(5,884)	(2,365)
Holding costs on sales - prior period (5)(7)	(405)	(295)	(916)	(214)
Other income (8)	643	-	671	248
Contribution profit	$ 295	$ 42,501	$ 192,537	$ 110,374
Contribution margin	*0.0%*	*7.9%*	*5.9%*	*9.2%*
Homes sold	*2,280*	*1,673*	*8,770*	*3,950*
Contribution profit per home sold	$ 0.1	$ 25.4	$ 22.0	$ 27.9
Adjustments:				
Interest expense capitalized (3)	(2,508)	(1,410)	(9,579)	(2,783)
Interest expense on homes sold - current period (9)	(5,707)	(2,381)	(19,225)	(5,904)
Interest expense on homes sold - prior period (10)	(2,382)	(697)	(3,733)	(468)
Contribution (loss) profit after interest	$ (10,301)	$ 38,013	$ 160,000	$ 101,219
Contribution margin after interest	*-1.3%*	*7.0%*	*4.9%*	*8.4%*
Homes sold	*2,280*	*1,673*	*8,770*	*3,950*
Contribution (loss) profit after interest per home sold	$ (4.5)	$ 22.7	$ 18.2	$ 25.6

(1) Inventory impairment – current period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(2) Inventory impairment – prior period is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(3) Interest expense capitalized represents all interest related costs, including senior and mezzanine secured credit facilities, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.
(4) Direct selling costs represents selling costs incurred related to homes sold in the period presented. This primarily includes broker commissions and title and escrow closing fees.
(5) Holding costs primarily include insurance, utilities, homeowners association dues, property taxes, cleaning, and maintenance costs.
(6) Represents holding costs incurred on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(7) Represents holding costs incurred in prior periods on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(8) Other income principally represents interest income earned on our cash and cash equivalents and income earned from the sale of certain fixed assets.
(9) Represents both senior and mezzanine interest expense incurred on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.
(10) Represents both senior and mezzanine secured credit facilities interest expense incurred in prior periods on homes sold in the period presented and expensed to Interest expense on the Condensed Consolidated Statements of Operations.

21 | Q3 2022

Adjusted Net (Loss) Income and Adjusted EBITDA We also present Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which our management team uses to assess our underlying financial performance. We believe these measures provide insight into period over period performance, adjusted for nonrecurring or non-cash items. We calculate Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. We define Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue. We calculate Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to our operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. The following table presents a reconciliation of our Adjusted Net Income (Loss) and Adjusted EBITDA to our GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated: (in thousands, except percentages, unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2022 2021 2022 2021 Net loss (GAAP) $(80,022) $ (15,303) $(27,476) $(6,346) Change in fair value of warrant liabilities (1,961) 13,185 (20,162) 13,185 Adjusted net (loss) income $(81,983) $ (2,118) $(47,638) $6,839 Adjusted net (loss) income margin (10.0%) (0.4%) (1.5%) 0.6% Adjustments: Interest expense 15,889 5/495 30,856 9,670 Amortization of capitalized interest (1) 2,508 1/410 9,579 2,783 Income tax (benefit) expense (3,474) 81 35 170 Depreciation and amortization 515 156 764 433 Amortization of stock-based compensation 2,265 1,053 6,293 2,316 Adjusted EBITDA (64,280) 6,077 (111) 22,211 Adjusted EBITDA margin (7.8%) 1.1% (0.0%) 1.8% (1) Amortization of capitalized interest represents all interest related costs, including senior and mezzanine interest related costs, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

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